EXHIBIT 4.4


                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of December 30, 2004

                                 by and between

                AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

                                      and

                         DEUTSCHE BANK SECURITIES INC.

               5.25% Contingent Convertible Senior Notes Due 2024

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                               TABLE OF CONTENTS


1.   Definitions.............................................................1

2.   Shelf Registration......................................................4

3.   Liquidated Damages......................................................6

4.   Registration Procedures.................................................8

5.   Registration Expenses..................................................13

6.   Indemnification........................................................14

7.   Rules 144 and 144A.....................................................17

8.   Underwritten Registrations.............................................18

9.   Miscellaneous..........................................................18

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                         REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "Agreement") is dated as of December 30, 2004, by and between American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), and Deutsche Bank Securities Inc. (the "Initial Purchaser").

          This Agreement is entered into in connection with the Purchase Agreement dated December 23, 2004 (the "Purchase Agreement") between the Company and the Initial Purchaser, which provides for the sale by the Company to the Initial Purchaser of $10,000,000 aggregate principal amount of the Company's 5.25% Contingent Convertible Senior Notes Due 2024 (the "Notes"), which are convertible into cash and common stock, par value $1.00 per share, of the Company (the "Underlying Shares"). The Notes are being issued pursuant to an Indenture dated as of December 6, 2004 (the "Base Indenture"), as supplemented by a First Supplemental Indenture dated as of the date hereof (the "First Supplemental Indenture" and together with the Base Indenture, the "Indenture"), by and between the Company and U.S. Bank National Association, as Trustee.

          In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and subsequent holders of the Notes or Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligation to purchase the Notes under the Purchase Agreement.

          The parties hereto hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:"Agreement": See the first introductory paragraph hereto.

          "Amendment Effectiveness Deadline Date": See Section 2(d)(i) hereof.

          "Amount of Registrable Securities": (a) With respect to Notes constituting Registrable Securities, the aggregate principal amount of all such Notes then outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture) in effect at the time of computing the Amount of Registrable Securities or, if no Notes are then outstanding, the Conversion Price shall be calculated as if the Notes were continuously outstanding to the date of calculation, giving effect to any adjustments to the Conversion Price set forth in the Indenture as if the Indenture continued to be in effect, and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

          "Business Day": Any day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

          "Closing Date": December 30, 2004.

          "Company": See the first introductory paragraph hereto.

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          "Controlling Person": See Section 6 hereof.

          "Damages Payment Date": See Section 3(c) hereof.

          "Deferral Period": See Section 3(b) hereof.

          "Depositary": The Depository Trust Company until a successor is appointed by the Company.

          "Designated Counsel": One firm of counsel chosen by the Holders of a majority in Amount of Registrable Securities to be included in a Registration Statement for a Shelf Registration and identified to the Company in writing prior to the filing of such Registration Statement.

          "Effectiveness Date": The 210th day after the Closing Date.

          "Effectiveness Period": See Section 2(a) hereof.

          "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Filing Date": The 120th day after the Closing Date.

          "Holder": Any beneficial owner from time to time of Registrable Securities.

          "Indemnified Holder": See Section 6 hereof.

          "Indemnified Person": See Section 6 hereof.

          "Indemnifying Person": See Section 6 hereof.

          "Indenture": See the second introductory paragraph hereto.

          "Initial Purchaser": See the first introductory paragraph hereto.

          "Initial Shelf Registration": See Section 2(a) hereof.

          "Inspectors": See Section 4(k) hereof.

          "Liquidated Damages": See Section 3(a) hereof.

          "Notes": See the second introductory paragraph hereto.

          "Notice and Questionnaire": means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum of the Company relating to the Notes.

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          "Person": An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Prospectus": The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Purchase Agreement": See the second introductory paragraph hereto.

          "Records": See Section 4(k) hereof.

          "Registrable Securities": All Notes and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Notes and Underlying Shares having been declared effective by the SEC and such Notes or Underlying Shares having been disposed of in accordance with such effective Registration Statement, (ii) such Notes or Underlying Shares having been sold in compliance with Rule 144 or being able to (except with respect to affiliates of the Company within the meaning of the Securities Act) be sold in compliance with Rule 144(k), or (iii) such Notes or Underlying Shares ceasing to be outstanding.

          "Registration Default": See Section 3(a) hereof.

          "Registration Statement": Any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "Rule 144": Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          "Rule 144A": Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

          "Rule 415": Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

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          "SEC": The U.S. Securities and Exchange Commission.

          "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Selling Holder": On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

          "Shelf Registration": See Section 2(b) hereof.

          "Shelf Registration Statement": See Section 2(b) hereof.

          "Subsequent Shelf Registration": See Section 2(b) hereof.

          "TIA": The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Trustee": The Trustee under the Indenture.

          "Underlying Shares": See the second introductory paragraph hereto.

          "Underwritten Registration" or "Underwritten Offering": A registration in which Registrable Securities are sold to an underwriter for reoffering to the public.

     2.   Shelf Registration.
          ------------------

               (a) Initial Shelf Registration. The Company shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration") on or prior to the Filing Date.

               The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of the Registrable Securities for resale by Holders in the manner or manners designated by them (excluding Underwritten Offerings) and set forth in the Initial Shelf Registration. The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

               The Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date (A) that is two years after the Closing Date (such period, as it may be shortened pursuant to clauses (i), (ii) or (iii) immediately following, the "Effectiveness Period"), or such shorter period ending when (i) all of the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration,
(ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act or (y) cease to be outstanding, (iii) all the Registrable

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Securities have been resold pursuant to Rule 144 under the Securities Act or
(B) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

               (b) Subsequent Shelf Registrations. If the Initial Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing (or if filed during a Deferral Period, after the expiration of such Deferral Period) and to keep such Registration Statement continuously effective for the balance of the Effectiveness Period. As used herein, the term "Shelf Registration" means the Initial Shelf Registration or any Subsequent Shelf Registration and the term "Shelf Registration Statement" means any Registration Statement filed in connection with a Shelf Registration.

               (c) Supplements and Amendments. The Company shall promptly supplement and amend a Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in Amount of Registrable Securities covered by such Shelf Registration Statement.

               (d) Notice and Questionnaire. Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2(d) and Section 4A hereof. Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to the date that the Initial Shelf Registration Statement is declared effective under the Securities Act. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a fully completed and legible Notice and Questionnaire, together with such other information as the Company may reasonably request, is received by the Company, and in any event upon the later of (x) twenty (20) days after such date, if a supplement to the related Prospectus is required to be filed, (y) forty-five (45) days after such date, if a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement is required to be filed or (z) ten (10) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is received by the Company:

                     (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or a Subsequent Shelf Registration or prepare and, if required by applicable law, file a supplement to the related Prospectus or a

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               supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities (subject to the rights of the Company under Section 3(b) to create a Deferral Period) in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed;

                     (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and

                     (iii) notify such Holder as promptly as practicable after
               the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period. Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that has not delivered a fully completed and legible Notice and Questionnaire, together with such other information as the Company may reasonably request, to the Company in accordance with this Section 2(d) and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

     3.   Liquidated Damages.
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          (a)  The Company and the Initial Purchaser agree that the
Holders of Notes that are Registrable Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages on the Notes that are Registrable Securities ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "Registration Default"):

               (i) if the Initial Shelf Registration is not filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue on the Notes that are Registrable Securities at a rate of 0.50% per annum on the aggregate principal amount of all such Notes then outstanding;

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               (ii)  if a Shelf Registration is not declared effective by the
          SEC on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Liquidated Damages shall accrue on the Notes that are Registrable Securities at a rate of 0.50% per annum on the aggregate principal amount of all such Notes then outstanding;

               (iii) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than as permitted under Section 3(b)), then commencing on the day after the date such Shelf Registration ceases to be effective, Liquidated Damages shall accrue on the Notes that are Registrable Securities at a rate of 0.50% per annum on the aggregate principal amount of all such Notes then outstanding;

               (iv) if any post-effective amendment filed pursuant to Section 2(d)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date, then commencing on the day after the Amendment Effectiveness Deadline Date, Liquidated Damages shall accrue on the Notes that are Registrable Securities at a rate of 0.50% per annum on the aggregate principal amount of all such Notes then outstanding; and

               (v) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(b), then commencing on the day that caused the limit on the aggregate duration of Deferral Periods to be exceeded, Liquidated Damages shall accrue on the Notes that are Registrable Securities at a rate of 0.50% per annum on the aggregate principal amount of all such Notes then outstanding;

provided that Liquidated Damages on the Notes that are Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii), (iii),
(iv) and (v) at any one time; provided further that in no event shall Liquidated Damages accrue at a rate per annum exceeding 0.50% of the aggregate principal amount of the Notes that are Registrable Securities then outstanding; and provided further that (1) upon the filing of the Initial Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3), (2) upon the effectiveness of a Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3), (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of clause
(a)(iii) of this Section 3), (4) upon the effectiveness of a post-effective amendment as required hereunder (in the case of clause (a)(iv) of this Section
3), or (5) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods to be exceeded (in the case of clause (a)(v) of this Section 3), Liquidated Damages on the Notes that are Registrable Securities as a result of such clause shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, no Liquidated Damages shall accrue on any Notes that are Registrable Securities that are then covered by, and may be sold under, an effective Shelf Registration Statement.

          (b) Notwithstanding Section 3(a), the Company, upon written notice to the Holders, shall be permitted to suspend the availability of a Registration Statement covering the Registrable Securities for any bona fide reason

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whatsoever for up to 45 consecutive days (the "Deferral Period") in any 90-day period without being obligated to pay Liquidated Damages; provided that Deferral Periods may not total more than 90 days in the aggregate in any twelve-month period. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Deferral Period.

          (c) So long as Notes remain outstanding, the Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid. Any amounts of Liquidated Damages due pursuant to clause (a)(i), (a)(ii), (a)(iii),
(a)(iv) or (a)(v) of this Section 3 will be payable in cash semiannually on June 6 and December 6 of each year (each, a "Damages Payment Date"), commencing with the first such Damages Payment Date occurring after any such Liquidated Damages commences to accrue, to Holders to whom regular interest is payable on the Damages Payment Date, with respect to Notes that are Registrable
Securities, provided that any Liquidated Damages accrued with respect to any Note or portion thereof called for redemption by the Company on a redemption date or converted into Underlying Shares on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). The amount of Liquidated Damages for Notes that are Registrable Securities will be determined by multiplying the applicable rate of Liquidated Damages by the aggregate principal amount of all such Notes then outstanding on the first Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. The parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which Liquidated Damages are expressly provided shall be such Liquidated Damages.

     4.   Registration Procedures.
          -----------------------

          In connection with its registration obligations pursuant to Section 2 hereof, the Company shall:

          (a) Prepare and file with the SEC, on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Initial Purchaser a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least three Business Days prior to such filing, or such later date as is reasonable under the circumstances) and to reflect in each such document when so filed reasonable comments of the Initial Purchaser.

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          (b)  Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of distribution set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

          (c) Notify the Selling Holders and Designated Counsel, if any, promptly (but in any event within two Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment, including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known (but not the nature or details concerning such event, condition or information) that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice of the Company pursuant to this clause (iii) shall be required in the event that the Company promptly files a prospectus supplement to update the Prospectus or a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such event, condition or information that results in such Registration Statement no longer containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate which notice may in any case, at the discretion of the Company state that it constitutes a notice of deferral under Section 3(b) hereof.

          (d) Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment or if any such order or

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suspension is during any Deferral Period, at the earliest possible time after such Deferral Period ends, and provide prompt notice to the Selling Holders of the withdrawal of any such order.

          (e) Furnish as promptly as practicable after the filing of such documents with the SEC to each Selling Holder and Designated Counsel, if any, upon request and at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (f) Deliver to each Selling Holder and Designated Counsel, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to Sections 4A(a) and 4A(c) hereof, the Company hereby consents (except during any Deferral Period) to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in the manner set forth therein.

          (g) Cause the Company's counsel to perform Blue Sky law investigations and file registrations and qualifications required to be filed in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Selling Holder reasonably requests, use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable under Blue Sky laws to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement in the manner set forth therein; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

          (h) Cooperate with the Selling Holders and their respective counsel to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the Selling Holders may reasonably request.

          (i) Upon the occurrence of any event contemplated by Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or

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deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee for the Notes and the transfer agent for the Common Stock with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

          (k) During the Effectiveness Period, if requested in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make available at reasonable times for inspection by one or more representatives of the Selling Holders and any attorney or accountant retained by any such Selling Holders (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided that the Company shall have no obligation to provide any such information prior to the execution by the party receiving such information of a confidentiality agreement in a form reasonably acceptable to the Company. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be used for any purpose other than satisfying "due diligence" obligations under the Securities Act and exercising rights under this Agreement and shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for the Selling Holder or any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Selling Holder or Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (k)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

          (l) During the Effectiveness Period, comply with all applicable rules and regulations of the SEC applicable to any Registration Statement and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (m) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities and their respective counsel to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use all reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

          (n) If requested by Designated Counsel, if any, or the Holders of a majority in Amount of Registrable Securities, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the Designated Counsel, if any, or such Holders reasonably determine is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

          (o) Use its commercially reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby, provided that the Company shall not be required to take any action in connection with an Underwritten Offering.

     4A. Holders' Obligations. (a) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Selling Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not misleading and any other information regarding such Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

          (b) The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such additional information regarding such Holder and its plan of distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such registration the Registrable Securities of any Selling Holder if such Holder fails to furnish such additional information within twenty (20) Business Days after receiving such request. Each Selling Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (c) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company suspending the availability of the Registration Statement pursuant to
Section 3(b) hereof, or upon the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof (each Holder agrees to keep any such notice confidential), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and it has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus thereto.

     5.   Registration Expenses.
          ---------------------

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws, including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(g) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority in Amount of Registrable Securities included in any Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company desires such insurance, (vi) fees and expenses of all other Persons retained by the Company,
(vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (x) the expenses relating to printing, word processing and distributing all Registration Statements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all brokerage commissions with respect to any Registrable Securities sold by it and, except as set forth in Section 5(b) below, the Company shall not be responsible for the fees and expenses of any counsel, accountant or advisor for the Holders.

          (b) The Company shall bear or reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of Designated Counsel.

     6.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify and hold harmless (x) each Holder (which, for the absence of doubt, for purposes of this Section 6 shall include the Initial Purchaser), (y) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (b) being hereinafter referred to as a "Controlling Person"), and (z) the respective officers, directors, partners, employees, representatives and agents of any Holder (including any predecessor holder) or any Controlling Person (any person referred to in clause (x), (y) or (z) may hereinafter be referred to as an "Indemnified Holder"), against any losses, claims, damages or liabilities to which such Indemnified Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; provided that the Company will not be liable under this Section 6(a), (x) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any such Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus in reliance upon and in conformity with written information relating to any Holder furnished to the Company by or on behalf of such Holder specifically for use therein, (y) with respect to any untrue statement or alleged untrue statement, or omission or alleged omission made in any preliminary prospectus if the person asserting any such loss, claim, damage or liability who purchased Registrable Securities which are the subject thereof did not receive a copy of the Prospectus (or the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis) at or prior to the written confirmation of the sale of such Registrable Securities to such person and, in any case where such delivery is required by applicable law, the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the Prospectus (or the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis) or (z) arising from the offer or sale of Registrable Securities during any Deferral Period, if notice thereof was given to such Holder. The Company shall notify such Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement that involves the Company or such Indemnified Holder.

          (b) Subject to Section 6(d) below, the Company agrees to reimburse each Indemnified Holder upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending any such loss, claim, damage or liability, any action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Registrable Securities, whether or not such Indemnified Holder is a party to any action or proceeding. In the event that it is finally judicially determined that an Indemnified Holder was not entitled to receive payments for legal and other expenses pursuant to this Section 6, such Indemnified Holder will promptly return all sums that had been advanced pursuant hereto.

          (c) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the indemnity provided in Section 6(a) from the Company to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus. The liability of any Holder under this
Section 6(c) shall in no event exceed the proceeds received by such Holder from sales of Registrable Securities giving rise to such obligation.

          (d) In case any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to
Section 6(a) or (c), such Person (the "Indemnified Person") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing. No indemnification provided for in Section 6(a) or (c) shall be available to any Person who shall have failed to give notice as provided in this Section 6(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice. Nevertheless, the failure to give such notice shall not relieve the Indemnifying Person or Persons from any liability which it or they may have to the Indemnified Person for contribution or otherwise than on account of the provisions of Section 6(a) or (c). In case any such proceeding shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person and shall pay as incurred (or within 30 days of presentation) the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Person shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the Indemnified Person in the event (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Indemnifying Person shall have failed to assume the defense of and employ counsel reasonably acceptable to the Indemnified Person within a reasonable period of time after notice of commencement of the action. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Persons. Such firm shall be designated in writing by Holders of a majority in Amount of Registrable Securities in the case of parties indemnified pursuant to Section 6(a) and by the Company in the case of parties indemnified pursuant to Section 6(c). The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. In addition, the Indemnifying Person will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding.

          (e) To the extent the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under
Section 6(a) or (c) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, except by reason of the exceptions set forth in Section 6(a) or (c) or the failure of the Indemnified Person to give notice as required in Section 6(d), then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand from the offering of the Notes pursuant to the Purchase Agreement and the Registrable Securities pursuant to any Shelf Registration. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds (before deducting expenses) received by the Company under the Purchase

Agreement from the offering and sale of the Registrable Securities giving rise to such obligations. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving registration rights for the Registrable Securities under this Agreement. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, such Indemnified Holder on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (f) The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(e). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim or enforcing any rights hereunder. Notwithstanding the provisions of Section 6(e) and (f), (i) in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the offering or sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (g) Except as otherwise provided in this Section 6, any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Section 6 shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred (or within 30 days of presentation).

          (h) The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (i)  The indemnity and contribution agreements contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling the Company and (iii) acceptance of and payment for any of the Registrable Securities.

     7.   Rules 144 and 144A.
          ------------------

          The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time before the expiration of the Effectiveness Period the Company is not required to file such reports, it will, upon the request of any Holder, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, until the Effectiveness Period has expired, it will use all reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the SEC. The Company will provide a copy of this Agreement to prospective purchasers of Registrable Securities identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it is subject to and has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     8.   Underwritten Registrations.
          --------------------------

          No Holder of Registrable Securities may participate in any Underwritten Registration hereunder.

     9.   Miscellaneous.
          -------------

          (a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class with the intent of adversely affecting the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than a majority in Amount of Registrable Securities; provided that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 6, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of Registrable Securities being sold by such Holders pursuant to such Registration Statement. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, supplement, waiver, or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver, or consent effected pursuant to this Section, whether or not any notice of such amendment, modification, supplement, waiver, or consent is delivered to such Holder.

          (d) Notices. All notices, requests and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing and delivered by hand-delivery, registered first-class mail, next-day air courier or facsimile:

               (1) if to a Holder of Registrable Securities, at the most current address of such Holder set forth on (x) the records of the registrar under the Indenture, in the case of Holders of Notes, and (y) the stock ledger of the Company, in the case of Holders of common stock of the Company, unless, in either such case, any Holder shall have provided notice information in a Notice and Questionnaire or any amendment thereto, in which case such information shall control.

               (2)   if to the Initial Purchaser:

                     c/o Deutsche Bank Securities Inc.
                     60 Wall Street
                     New York, New York 10005
                     Facsimile No.: (212) 797-8974
                     Attention: Equity Capital Markets
                     with a copy to the General Counsel
                     Facsimile No.: (212) 797-4564

                     with a copy to:

                     Davis Polk & Wardwell
                     450 Lexington Avenue
                     New York, New York 10017
                     Facsimile No.: (212) 450-4745
                     Attention: Richard A. Drucker

               (3)   if to the Company:

                     American Equity Investment Life Holding Company 5000 Westown Parkway
                     Suite 440
                     West Des Moines, Iowa 50266
                     Facsimile No.: (515) 221-9947
                     Attention: Wendy L. Carlson
                     with a copy to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     333 West Wacker Drive
                     Chicago, Illinois 60606
                     Facsimile No.: (312) 407-0411
                     Attention: William R. Kunkel

          All such notices, requests and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; the earlier of the date indicated on the notice of receipt and five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile during normal business hours, and otherwise on the next Business Day during normal business hours.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, including via facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS SITTING IN MANHATTAN, NEW YORK CITY, THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Third-Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

          (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.


                            [Signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                          AMERICAN EQUITY INVESTMENT LIFE
                                          HOLDING COMPANY


                                          By: /s/ Wendy L. Carlson
                                              ---------------------------------
                                              Name:  Wendy L. Carlson
                                              Title: Chief Financial Officer and
                                                     General Counsel


                                          DEUTSCHE BANK SECURITIES INC.


                                          By: /s/ Michael Albanese
                                              ----------------------------------
                                              Name:  Michael Albanese
                                              Title: Director


                                          By: /s/ Donald Sung
                                              ----------------------------------
                                              Name:  Donald Sung
                                              Title: Managing Director


               [Signature Page to Registration Rights Agreement]